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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-98104 and 33-98138) and in the Prospectus constituting part of the Registration Statements on Forms S-3 (SEC File Nos. 333-02730 and 333-08993) of Boston Life Sciences, Inc. and its subsidiaries (the "Company") of our report dated March 11, 1999 appearing on page 21 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998.



                                                      PricewaterhouseCoopers LLP
Boston, Massachusetts
March 15, 1999